EXHIBIT 10.6

AMENDMENT NO. 2 TO THE
PREFERRED STOCK REDEMPTION AGREEMENT

This Amendment No. 2 is made and entered into as of October 25, 2013 (this “Amendment No. 2”) and amends the Preferred Stock Redemption Agreement (the “Agreement”) effective as of September 18, 2013 by and among Wells Real Estate Funds, Inc., a Georgia corporation (“Wells REF”), CatchMark Timber Trust, Inc., a Maryland corporation (the “Company”), Leo F. Wells, III, President and Chairman of the Board of the Company, and Douglas P. Williams, Executive Vice President, Secretary, Treasurer and director of the Company, as amended by the Amendment to the Agreement effective as of September 20, 2013 by and among Wells REF, the Company and Messrs. Wells and Williams. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, each of the Company, Wells REF and Messrs. Wells and Williams desire to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2. Redemption of Preferred Shares. Wells REF hereby agrees to sell, transfer, grant, convey and assign the Preferred Shares to the Company, and the Company hereby agrees to purchase, receive, acquire and redeem the Preferred Shares and their respective accrued and unpaid dividends from Wells REF, upon the closing date of the Company’s underwritten public offering of shares of Class A common stock (the “Redemption Date”), for an aggregate redemption price equal to the Series A Redemption Price (as defined in the Company’s Sixth Articles of Amendment and Restatement (the “Charter”)) for 100% of the outstanding Series A Preferred Stock, calculated as of the end of the day immediately preceding the Redemption Date, plus the Series B Redemption Price (as defined in the Charter) for 100% of the outstanding Series B Preferred Stock, calculated as of the end of the day immediately preceding the Redemption Date (collectively, the “Redemption Price”); provided, however, that this Agreement shall automatically terminate and be of no further force or effect without further action by any Party if the Preferred Shares are not redeemed on or before December 31, 2014. Wells REF hereby agrees that the Dividend Waivers shall continue to be in effect through at least the earlier of the Redemption Date or June 30, 2014 (provided, however, that this period may be extended by the Company until December 31, 2014 so long as the Company is using good faith efforts to complete a listed public offering of its shares or other liquidity event that would result in the redemption of the Preferred Shares at the previously agreed-upon Redemption Price); and, thereafter, until such time as the Dividend Waivers may be prospectively revoked in writing by Wells REF.

2.    Section 5(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c) Messrs. Wells and Williams shall resign as directors of the Company immediately prior to the effective time of the registration statement for the underwritten public offering referenced in Section 2 hereof; provided that the Company shall not fill the vacancies created by such resignations until the Redemption Date and will reelect Messrs. Wells and Williams if the Redemption Date does not occur within 10 days of their resignation.
3.    Except to the extent amended hereby, the provisions of the Agreement shall remain unmodified, and the Agreement, as amended by this Amendment No. 2, shall remain in full force and effect in accordance with its terms.
4.    This Amendment No. 2 may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows.]
IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of date and year first above written.

WELLS REAL ESTATE FUNDS, INC.

By: /s/ LEO F. WELLS, III
Name: Leo F. Wells, III
Title: Chief Executive Officer

CATCHMARK TIMBER TRUST, INC.

By: /s/ BRIAN M. DAVIS
Brian M. Davis
Senior Vice President, Chief Financial Officer and Assistant Secretary

LEO F. WELLS, III

/s/ LEO F. WELLS, III
Leo F. Wells, III

DOUGLAS P. WILLIAMS

/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams

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